Exhibit 99.1  -- Letter of Resignation from Gary Morgan

January 26, 2004
Board of Directors
World Information Technology, Inc.
2300 W. Sahara Ave. Suite 500-B
Las Vegas, NV  89102

Dear Directors,

I respectfully submit to you my resignation as a Director, Chairman of the Board and Chief Executive Officer of World Information Technology, Inc. effective January 26, 2004. I have completed my agreed upon service to World Information Technology, Inc. and now wish to pursue other endeavors.

Sincerely;

Gary M. Morgan